Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-107336, 333-88255, 333-40174 and 333-119402) of GraphOn Corporation of our report dated April 17, 2006, relating to the consolidated financial statements, which appears in this Form 10-KSB.

/s/ Macias Gini & Company LLP

Macias Gini & Company LLP

Sacramento, California

April 17, 2006